Exhibit 23

TERRY AMISANO LTD.                                               AMISANO HANSON
KEVIN HANSON, CA, CPA (Nevada)                            CHARTERED ACCOUNTANTS


                        CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the use in this Registration Statement of Calcite Corp. on Form SB-2 of our Auditor's Report dated January 31, 2005 relating to the balance sheet of Calcite Corp., as at October 31, 2004, and the related statement of operations, cash flows and stockholders' deficiency for the period from March 29, 2004 (Date of Incorporation) to October 31, 2004 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada
February 28, 2005                                         CHARTERED ACCOUNTANTS